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                                                                   Exhibit 10(f)

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement is made and entered into effective as of the 1st day of June, 1996, by and between DK Industries, Inc., a Colorado corporation (the "Company"), and Harry C. Conger, an individual ("Executive").

                                    RECITALS

     A. The Company desires to be assured of the association and services of Executive for the Company.

     B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1.   Employment.  The Company hereby employs Executive as President of the
          ----------
Company, subject to the supervision and direction of the Company's Board of Directors.

     2.   Term.  The term of this Agreement shall be for a period of three (3)
          ----
years commencing on the effective date hereof, unless terminated earlier pursuant to Section 6 below; provided, however, that Executive's obligations in
Section 5 below shall continue in effect after such termination.

     3.   Compensation; Reimbursement.
          ---------------------------

          3.1  Base Salary.  For all services rendered by Executive under this
               -----------
Agreement, the Company shall pay Executive a base salary of One Hundred Fifty Thousand Dollars ($150,000.00) per annum, payable monthly in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the Board of Directors of the Company. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement. Notwithstanding any other provision hereof, however, prior to the Company's consummation of the "Private Placement Financing" (as hereafter defined), Executive's Base Salary shall be payable by the Company at the rate of $130,000 per annum. Immediately following the consummation of such Private Placement Financing, Executive shall receive a lump sum salary payment equal to the difference between the Base Salary provided for under the first sentence of this Section 3.1 from the effective date hereof to the date of the consummation of the Private Placement Financing and the portion of the Base Salary actually paid to Executive for such period under the provisions of the immediately preceding sentence. Following the consummation of the Private Placement Financing, Executive shall be entitled to receive the Base Salary in accordance with the provisions of the first sentence of this Section 3.1. For purposes hereof, the term "Private Placement
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Financing" shall mean an offering of the stock, and/or warrants of the Company not requiring registration under the Securities Act of 1933, as amended, that provides the Company with proceeds (including any debt conversions) in an amount of at least $3,000,000.

          3.2  Incentive Bonus.  In addition to the Base Salary, Executive shall
               ---------------
be eligible for an incentive bonus ("Incentive Bonus") each year. The Incentive Bonus shall be determined by, and at the sole discretion of, the Compensation Committee of the Company's Board of Directors, and Executive shall have no specific right to receive any Incentive Bonus.

          3.3  Additional Benefits. In addition to the Base Salary and the
               -------------------
Incentive Bonus, Executive shall be entitled to all other benefits of employment (including without limitation health and dental benefits), provided to the employees of GDC Enviro Solutions, Inc., an indirectly owned subsidiary of the Company. Executive also shall be entitled to obtain, at the Company's expense, an annual health physical examination from a physician chosen by employee; provided, that such physician must be qualified for the provision of such services under the existing health insurance plan that applies to Executive in accordance with the preceding sentence. Both the Company and Executive shall be entitled to receive the results of any such physical examination. Executive also shall be entitled to six weeks' paid vacation time during each year of the term hereof; provided, that unused vacation time shall only accrue and accumulate at the rate of two-thirds of the days not utilized by Executive in a given year. In addition, the Company shall be required to procure and maintain a term life insurance policy on the life of Executive with a face value death benefit of at least $225,000. Executive shall have sole discretion to designate the beneficiary or beneficiaries of such term life insurance policy.

          3.4  Moving Expenses.  The Company shall pay all reasonable moving
               ---------------
expenses incurred by the Executive in moving from his present address in Baton Rouge, Louisiana, to the Denver, Colorado, area.

          3.5  Reimbursement.  Executive shall be reimbursed for all reasonable
               -------------
"out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement
(1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code (or any successor provision), disallow to the Company any percentage of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses. In addition, Executive shall be entitled to receive a non-accountable automobile reimbursement expense of $500.00 per month for the use of his personal vehicle.

                                       2
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          3.6  Stock Options.  Executive shall be entitled to, and has been
               -------------
granted, incentive stock options to acquire 200,000 shares of the Company's Common Stock under the Company's 1996 Stock Option Plan (the "Plan") and as more particularly evidenced by a Stock Option Agreement by and between the Company and Executive dated as of July 10, 1996. Executive shall continue to be eligible for additional grants of stock options under the Plan; provided, that such grants shall be at the discretion of the Stock Option Committee as provided in the Plan.

          3.7  Tax Deferral.  Executive shall be entitled to elect the deferral
               ------------
of up to 50% of any Base Salary payments or other cash payments due to Executive under this Section 3 for tax planning purposes; provided, that any such election must be accomplished in accordance with applicable laws and regulations and must be evidenced by a written instrument executed by both Executive and the Company.

     4.   Scope of Duties.
          ---------------

          4.1  Assignment of Duties.  Executive shall have such duties as may be
               --------------------
assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

          4.2  Executive's Devotion of Time.  Executive hereby agrees to devote
               ----------------------------
the majority of his time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

          4.3  Conflicting Activities.
               ----------------------

               (a) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.3(b).

               (b) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use

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any service, personnel, equipment, supplies, facility, or trade secrets of the
Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

     5.   Confidentiality of Trade Secrets and Other Materials.
          ----------------------------------------------------

          5.1  Trade Secrets.  Other than in the performance of his duties
               -------------
hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

          5.2  Ownership of Trade Secrets; Assignment of Rights.  Executive
               ------------------------------------------------
hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not (except in the normal and usual performance of his duties) deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he or she may have in any such trade secret or proprietary information.

     6.   Termination and Severance.
          -------------------------

          6.1  Bases for Termination.
               ---------------------

               (a) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

               (b) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Executive's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

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               (c)  Executive's employment may be terminated by the Company
"with cause," effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

                    (i)   failure to perform duties as prescribed by paragraph
4.1 hereof or refusal to obey written direction or instruction of the Company's Board of Directors;

                    (ii) any material breach of Executive's obligations under the provisions of this Agreement; or

                    (iii) any material acts or events which inhibit Executive from fully performing his responsibilities to the Company in good faith, or which discredit the Company, its management, products or services, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or Executive's moral turpitude; (iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

          6.2  Payment Upon Termination.
               ------------------------

               (a) Upon termination under paragraph 6.1, the Company shall pay to Executive within 10 days after termination an amount equal to the sum of (1) Executive's Base Salary accrued to the date of termination; and (2) unreimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Executive, his estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to Executive described in Section 3 (except as provided by law).

               (b) In the event of termination by the Company of Executive during the term hereof for any reason or reasons other than those set forth under paragraph 6.1 above, Executive (i) shall be entitled to continue to receive from the Company, for a two-year period commencing on the date of such termination (and regardless of whether the term hereof expires prior to the end of such two-year period), Executive's Base Salary as set forth in paragraph 3.1 above payable at the times and in the manner specified in paragraph 3.1, and
                           ---
(ii) shall be paid within 10 days after termination an amount equal to the sum of unreimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Executive, his estate or representative except for the foregoing compensation, nor provide the benefits to Executive described in Paragraph 3 (except as provided by law).

          6.3  Change in Control Payments.
               --------------------------

               (a) The Company agrees that if there is a "change in control" of the Company (as defined below) and the Executive leaves the employment of the Company within six months following the date of such change in control (but during the term hereof) for any reason other

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than any of the reasons set forth in paragraph 6.1 above or 6.3 below, then
Executive shall receive, in a lump sum, a cash payment in an amount equal to Executive's then effective annual Base Salary under paragraph 3.1 above.

               (b) The Company agrees that if there is a "change in control" of the Company (as defined below) and the Executive, within six months of the date of such change in control (but during the term hereof), terminates his employment by the Company for "good reason" (as hereinafter defined) or is terminated by the Company for any reason or reasons other than those reasons set forth in paragraph 6.1 above, then Executive shall receive, in a lump sum, a cash payment in an amount equal to twice the amount of Executive's then effective annual Base Salary under paragraph 3.1 above. For purposes hereof, "good reason" shall mean any of the following:

                    (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions;

                    (2) a reduction by the Company in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time;

                    (3) the relocation of the Company's principal executive offices to a location outside a thirty-mile radius of Denver, Colorado or the Company's requiring the Executive to be based at any place other than the Denver, Colorado area, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the change in control;

                    (4) the adverse and substantial alteration in the nature and quality of the office space within which the Executive performs his duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Executive;

                    (5) the failure by the Company to continue to provide the Executive with compensation and benefits provided for under this Agreement or benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the change in control;

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

                    (6) any material breach by the Company of any provision of this Agreement; and

                    (7)  the failure of the Company to obtain a
     satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement.

               (c) As used herein, the term "change in control" shall mean either:

                    (1) the acquisition of ownership (whether direct or indirect) of shares in excess of 30 percent of the outstanding shares of common stock of the Company by a person or group of persons that theretofore did not own such 30% position, or

                    (2) the occurrence of any transaction relating to the Company required to be described pursuant to the requirements of item 6(e) of schedule 14A of regulation 14A of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, or

                    (3) any change in the composition of the board of directors of the Company resulting in a majority of the present directors of the Company not constituting a majority; provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority (or such present majority as extended under this subparagraph 6.3(c)(3)), shall be excluded.

          (d) Any amounts payable under this paragraph 6.3 shall be considered severance pay in consideration for past services rendered and in consideration of Executive's continued service from the date hereof to his entitlement to those payments. If Executive receives payment under this paragraph 6.3 he shall not be entitled to any payment under paragraph 6.2; provided, that Executive shall be promptly paid for all Base Salary amounts and unreimbursed expenses accrued prior to the date of termination. The Executive shall have no duty to mitigate his damages by seeking other employment (in regard to either this paragraph 6.3 or paragraph 6.2(b) above). Should the executive actually receive other payments from any such other employment, the payments called for under this paragraph 6.3 or paragraph 6.2(b) shall not be reduced or offset by any such future earnings.

     7.   Injunctive Relief.  The Company and Executive hereby acknowledge and
          -----------------
agree that any default under Section 5 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 5 above and without the proof of actual damages.

                                       7
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     8.   Miscellaneous.
          -------------

          8.1  Transfer and Assignment.  This Agreement is personal as to
               -----------------------
Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

          8.2  Severability.  Nothing contained herein shall be construed to
               ------------
require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

          8.3  Governing Law.  This Agreement is made under and shall be
               -------------
construed pursuant to the laws of the State of Colorado.

          8.4  Counterparts.  This Agreement may be executed in several
               ------------
counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

          8.5  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto, including without limitation that Contract of Employment between the Executive and GDC Engineering, Inc. (an indirect subsidiary of the Company that has subsequently changed its name to GDC Enviro Solutions, Inc.) dated December 16, 1996, and all amendments thereof. Notwithstanding the foregoing, it is recognized that Executive is serving as an officer and a director of various directly and indirectly owned subsidiaries of the Company, and it is anticipated that he shall continue such service, at the discretion of the Company, during the term of this Agreement. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

          8.6  Modification.  This Agreement may be modified, amended,
               ------------
superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

          8.7  Attorneys' Fees and Costs.  In the event of any dispute arising
               -------------------------
out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this

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

Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

          8.8  Waiver.  The waiver by either of the parties, express or implied,
               ------
of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

          8.9  Cumulative Remedies.  Each and all of the several rights and
               -------------------
remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

          8.1  Headings.  The section and other headings contained in this
               --------
Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

          8.1  Notices.  Any notice under this Agreement must be in writing, may
               -------
be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

          If to the Company:

               DK Industries, Inc.
               1580 Lincoln Street, Suite 900
               Denver, Colorado 80203

          If to the Executive:

               Harry C. Conger
               1580 Lincoln Street, Suite 900
               Denver, Colorado 80203

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

          8.12 Survival.  Any provision of this Agreement which imposes an
               --------
obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

                                       9
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          8.13 Right of Set-Off.  Upon termination or expiration of this
               ----------------
Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

          8.14 Effective Date.  This Agreement shall become effective as of the
               --------------
date set forth on page 1 when signed by Executive and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

                                        EXECUTIVE:



                                        By:/s/ Harry C. Conger
                                           ---------------------------------
                                           Name: Harry C. Conger



                                        COMPANY:
                                        DK INDUSTRIES, INC.



                                        By: /s/ James W. Muzzy
                                           ---------------------------------
                                           Name:  James W. Muzzy
                                                ----------------------------
                                           Title: Vice President
                                                 ---------------------------

AGREED TO AND ACCEPTED AS
TO SECTION 8.5 ABOVE:

GDC ENVIRO SOLUTIONS, INC.


By:   /s/   Harry C. Conger
   -----------------------------
Name :   Harry C. Conger
       -------------------------
Title: _________________________

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